Southern States Bancshares Completes Acquisition of CBB Bancorp

ANNISTON, Ala., August 1, 2024 (GLOBE NEWSWIRE) -- Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States”), the holding company for Southern States Bank, announced today the completion of its previously announced acquisition of CBB Bancorp (“CBB Bancorp”), the holding company for Century Bank of Georgia (“Century Bank”). Effective July 31, 2024, CBB Bancorp has been merged with and into Southern States, with Southern States surviving, and Century Bank has been merged with and into Southern States Bank, with Southern States Bank surviving.

The acquisition of CBB Bancorp enhances Southern States’ presence in Georgia, especially in the high-growth Atlanta metro market. With this transaction, Southern States Bank furthers its position as a premier Southeastern community bank, with 15 full-service branches and two loan production offices across Alabama and Georgia.

Southern States will be mailing an Election Form and Letter of Transmittal to former shareholders of CBB Bancorp, pursuant to which they may make their election to receive 1.550 shares of Southern States common stock or $45.63 in cash (subject to proration such that no more than 10% of the shares outstanding of CBB Bancorp common stock will receive the cash consideration).

“We are excited to welcome aboard Century Bank’s proven leadership and talented team of associates,” said Southern States President and CEO Mark A. Chambers, “Century Bank has a solid core deposit base and strong liquidity position, and we look forward to delivering an increased level of products and services to the communities we serve together.”

About Southern States Bancshares, Inc.

Headquartered in Anniston, Alabama, Southern States is a bank holding company that operates primarily through its wholly owned subsidiary, Southern States Bank. Southern States Bank is a full-service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. Prior to the acquisition of CBB Bancorp and Century Bank, Southern States Bank operated 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements relating to the impact Southern States expects the merger to have on the combined entities’ operations, financial condition, and financial results, and other benefits Southern States expects to realize as a result of the merger. Forward-looking statements also include, without limitation, predictions or expectations of future business or financial performance as well as Southern States’ goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations, and are subject to risks and uncertainties. These statements often, but not always, are preceded by, are followed by or otherwise include the words such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the banking industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry and interest rate volatility. Although Southern States believes that the expectations reflected in such forward-looking statements are reasonable as of the dates made, it cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the outcome of any legal proceedings that may be instituted against Southern States; the risk that the businesses of Southern States and CBB Bancorp will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with employees, customers or other parties with whom Southern States or CBB Bancorp have business relationships; diversion of management time on merger-related issues; risks relating to the potential dilutive effect of the shares of Southern States common stock issued in the merger; the reaction to the merger of the companies’ customers, employees and counterparties; and other factors, many of which are beyond the control of Southern States. For additional information, refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Southern States’ Annual Report on Form 10-K for the year ended December 31, 2023 and any updates to those risk factors set forth in Southern States’ Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Southern States with the SEC and are available on the SEC’s website at www.sec.gov. You should not place undue reliance on any such forward-looking statements. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or revise any forward-looking statement, whether written or oral, and whether as a result of new information, future developments or otherwise, except as specifically required by law.

Contact Information

Lynn Joyce
(205) 820-8065
ljoyce@ssbank.bank